UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2023

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota 55102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value 2.625% Euro Notes due 2025 1.000% Euro Notes due 2024	ECL ECL 25 ECL 24	New York Stock Exchange, Inc. New York Stock Exchange, Inc. New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2023, our stockholders voted to approve the Ecolab Inc. 2023 Stock Incentive Plan (the “2023 Plan”).  (See also Item 5.07 below.)  The 2023 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards to employees, consultants, advisors and independent contractors of the Company and its subsidiaries, as well as to non-employee directors of the Company. The 2023 Plan authorizes the issuance of 20,000,000 shares of the Company’s Common Stock (less grants made between December 31, 2022 and the effective date of the 2023 Plan, and subject to certain adjustments). The material terms of the 2023 Plan are described in “Proposal 3: Approval of The Ecolab Inc. 2023 Stock Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2023, which is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ecolab’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 4, 2023. A copy of the News Release issued by Ecolab in connection with this report under Item 5.07 is attached as Exhibit (99.1).

At the close of business on March 7, 2023, the record date of the Annual Meeting, Ecolab had 284,669,498 shares of common stock issued and outstanding. At the Annual Meeting, 252,722,538 of the issued and outstanding shares of Ecolab’s common stock were represented in person or by proxy which constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.

The first proposal voted upon was the election of 13 Directors for a one-year term ending at the annual meeting in 2024. The 13 persons nominated by Ecolab’s board of directors received the following votes and were elected:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Shari L. Ballard	192,396,955	7,837,820	37,313,314	15,174,449
Barbara J. Beck	223,250,135	13,801,323	496,631	15,174,449
Christophe Beck	221,086,631	14,830,293	1,631,165	15,174,449
Jeffrey M. Ettinger	222,238,398	14,882,677	427,014	15,174,449
Eric M. Green	233,101,127	4,002,065	444,897	15,174,449
Arthur J. Higgins	226,950,665	10,160,716	436,708	15,174,449
Michael Larson	233,955,002	3,186,320	406,767	15,174,449
David W. MacLennan	231,636,565	5,442,144	469,380	15,174,449
Tracy B. McKibben	235,638,621	1,510,574	398,894	15,174,449
Lionel L. Nowell III	221,609,513	15,507,131	431,445	15,174,449
Victoria J. Reich	215,284,884	21,845,740	417,465	15,174,449
Suzanne M. Vautrinot	234,533,954	2,571,863	442,272	15,174,449
John J. Zillmer	146,599,447	90,479,031	469,611	15,174,449

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for the year ending December 31, 2023. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
235,814,966	16,581,008	326,564	0

The third proposal was a vote to approve the Ecolab Inc. 2023 Stock Incentive Plan. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
217,647,143	17,300,992	2,599,954	15,174,449

The fourth proposal was a vote to approve an amendment to the Ecolab Inc. Stock Purchase Plan. The proposal received the following votes and was approved::

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
235,788,967	1,243,788	515,334	15,174,449

The fifth proposal was a vote to approve, on an advisory basis, the compensation of the named executives disclosed in the Company’s Proxy Statement. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
160,229,133	76,635,662	683,294	15,174,449

The sixth proposal was to vote, on an advisory basis, on the frequency of future stockholder advisory votes to approve named executive officer compensation. The proposal received the following votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
233,935,928	346,622	2,784,842	480,697	15,174,449

In light of these results and consistent with the previous recommendation and determination of the Company’s board of directors, the Company will continue to hold a non-binding advisory vote on named executive officer compensation every one year until the next required advisory vote on the frequency of future stockholder advisory votes to approve named executive officer compensation, or until the board of directors otherwise determines that a different frequency for such votes is in the best interests of the Company.

The seventh proposal was a vote to approve a stockholder proposal regarding an independent board chair policy. The proposal received the following votes and was not approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
106,056,007	129,915,599	1,576,483	15,174,449

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description	Method of Filing

	(99.1)	Ecolab Inc. News Release dated May 4, 2023.	Filed herewith electronically.

	(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 10, 2023	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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